UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 6, 2010
Furmanite Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2435 N. Central Expressway, Richardson, Texas	75080

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	972-699-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
Explanatory Note
On May 7, 2010, Furmanite Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting a cost reduction initiative, primarily related to the consolidation of certain functions within the Company’s EMEA region (which includes Europe, the Middle East and Africa) operations. At the time the Original Form 8-K was filed, the Company was not able to estimate the amount of the costs to be incurred from such cost reduction initiative. The Company is filing this Amendment on Form 8-K/A (this “Form 8-K/A”) to amend the Original Form 8-K to report the restructuring charges that it recorded in the second quarter of 2010, estimates of the expenses that will be incurred, and estimates of the charges that will result in future cash expenditures. The disclosure contained in Item 2.05 of the Original Form 8-K is hereby replaced in its entirety by the disclosure contained in Item 2.05 of this Form 8-K/A.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On May 6, 2010, the Company committed to a cost reduction initiative, primarily related to the consolidation of certain functions within the Company’s EMEA region operations. The Company has taken and continues to take specific actions in order to improve the operational and administrative efficiency of its EMEA operations, while providing a structure which will allow for possible future expansion of operations within the region. The Company expects to complete these cost reduction actions in 2011, with the majority of these costs expected during the second half of 2010.
During the second quarter of 2010, the Company recorded $0.6 million in restructuring charges related to this initiative for severance and benefit costs. As of June 30, 2010, the Company had severance and benefit liabilities of $0.3 million included in accrued compensation and benefits which relate to the second quarter of 2010 charges expected to be paid by the Company during the third quarter of 2010. Although all costs associated with this restructuring initiative have not yet been determined, the Company expects to incur total costs of approximately $4.0 million. In addition to the $0.6 million recorded as of June 30, 2010, additional restructuring costs related to this initiative are expected to total approximately $3.4 million, which primarily relates to severance and benefit costs. The Company expects all of the charges to be cash expenditures. As of June 30, 2010, future cash expenditures related to this initiative are estimated to be $3.7 million which are expected to be paid primarily during the second half of 2010.
Forward-Looking Statements Disclaimer
This Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Form 8-K/A, in particular regarding the amounts and timing for anticipated disposal costs described above, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements identified by the words “estimates,” “expects to,” “currently expects” and similar expressions. Actual events or results may differ materially from such forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date made or to reflect the occurrence of unanticipated events, expect as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation
Date: August 6, 2010	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Accounting Officer (Principal Financial Officer)